Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT: (937) 224-5940

DPL INC. DECLARES QUARTERLY DIVIDEND
AND SETS ANNUAL MEETING DATE

DAYTON, Ohio, February 7, 2005 – The Board of Directors of DPL Inc. (NYSE: DPL) declared a quarterly dividend of $0.24 per share payable March 1, 2005 to common shareholders of record on February 18, 2005.  The announced quarterly dividend continues the annualized rate of $0.96 per share.

In addition, DPL announced that it will hold its annual meeting of shareholders on April 28, 2005 in Dayton, Ohio.  Holders of common shares of record at the close of business on March 2, 2005 are entitled to notice and to vote at the annual meeting.

About DPL

DPL Inc. is a diversified regional energy company.  DPL’s principal subsidiaries include The Dayton Power & Light Company (DP&L) and DPL Energy.  DP&L provides electric services to over 500,000 retail customers in West Central Ohio.  DPL Energy markets over 4,400 megawatts of generation capacity throughout the eastern United States.  DPL Inc., through its subsidiaries, ranks among the top energy companies in generation efficiency and productivity.  Further information on DPL Inc. can be found at www.dplinc.com.